Exhibit 99.1

Extra Space Storage Inc. PHONE (801) 562-5556 FAX (801) 562-5579 2795 East Cottonwood Parkway, Suite 400 Salt Lake City, Utah 84121 www.extraspace.com

FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports Operating Results Ahead of Guidance for the Three Months Ended March 31, 2010

~ Achieves FFO of $0.19 Per Diluted Share ~

~ Same-Store Occupancy 1.8% Higher Than Q1 2009 ~

SALT LAKE CITY, Utah, May 3, 2010 — Extra Space Storage Inc. (NYSE: EXR), a leading owner and operator of self-storage properties in the United States, announced operating results for the first quarter 2010.

Highlights for the Three Months Ended March 31, 2010:

•                  Achieved funds from operations (“FFO”) of $0.19 per diluted share including development dilution of $0.03 per share.

•                  Increased same-store occupancy as of March 31, 2010 to 82.7% compared to 80.9% as of March 31, 2009.

•                  Same-store revenue and net operating income (“NOI”) decreased by 1.0% and 0.3%, respectively, when compared to the three months ended March 31, 2009.  Same-store revenue and NOI includes tenant reinsurance income.

•                  Completed the development of one self-storage property at a total cost of approximately $8.9 million.

•                  Declared and paid a quarterly cash dividend of $0.10 per common share.

•                  Closed a joint venture with Harrison Street Real Estate Capital, LLC (“HSRE”).

Spencer F. Kirk, Chairman and CEO of Extra Space Storage Inc., stated:  “The first quarter was another step forward for Extra Space Storage as we continue to recover from the economic downturn.  Our property performance accelerated with improved asking rates and increased levels of occupancy.  We are encouraged by the performance of our platform and believe that we can continue to drive operational improvement as storage continues to show its strength in a challenged real estate market.”

FFO Per Share:

The following table outlines the Company’s FFO and FFO as adjusted for the three months ended March 31, 2010 and 2009.  The table also provides a reconciliation to GAAP net income per diluted share for each period presented (amounts shown in thousands, except share data - unaudited):

	For the Three Months Ended March 31,
	2010		2009
		(per share)		(per share)
Net income attributable to common stockholders	$3,568	$0.04	$27,619	$0.32
Adjustments:
Real estate depreciation	11,659	0.13	11,430	0.12
Amortization of intangibles	183	0.00	523	0.01
Joint venture real estate depreciation and amortization	1,754	0.02	1,395	0.01

Distributions paid on Preferred Operating Partnership units	(1,438)	(0.02)	(1,438)	(0.02)
Income allocated to Operating Partnership noncontrolling interests	1,628	0.02	3,392	0.03
Funds from operations	$17,354	$0.19	$42,921	$0.47

Adjustments:
Non-cash interest expense related to amortization of discount on exchangeable senior notes	404	0.00	841	0.01
Gain on repurchase of exchangeable senior notes	—	—	(22,483)	(0.25)
Unrecovered development and acquisition costs	70	0.00	82	0.00
Funds from operations - adjusted	$17,828	$0.19	$21,361	$0.23

Weighted average number of shares - diluted	91,666,076		91,222,295

FFO and FFO as adjusted include the dilutive impact from lease-up development properties which amounted to $0.03 for the three months ended March 31, 2010, compared to $0.02 for the three months ended March 31, 2009.

Deconsolidation of Joint Ventures:

In June 2009, the Financial Accounting Standards Board amended Accounting Standards Codification section 810, “Consolidation.”  These changes to the accounting standards amended guidance for determining whether an entity is a variable interest entity or VIE and also changed the process used to determine whether a VIE should be consolidated.  The Company adopted this guidance effective January 1, 2010.  As a result, the Company determined that five joint ventures that were consolidated under the previous accounting guidance should be deconsolidated as of January 1, 2010.  The assets and liabilities associated with these joint ventures were removed from the Company’s financial statements and the Company’s investments in these joint ventures were recorded under the equity method of accounting during the three months ended March 31, 2010.

Operating Results:

Total revenues for the three months ended March 31, 2010 were $67.6 million compared to $69.2 million for the three months ended March 31, 2009.  Total expenses for the three months ended March 31, 2010 were $46.7 million compared to $47.3 million for the three months ended March 31, 2009.  Interest expense, including non-cash interest charges relating to the Company’s exchangeable senior notes, was $17.7 million compared to $16.6 million for the three months ended March 31, 2009.  Net income for the three months ended March 31, 2010 was $5.2 million compared to $30.8 million for the three months ended March 31, 2009.  The decrease in net income can be attributed primarily to a $22.5 million gain on the repurchase of exchangeable senior notes in the first quarter of 2009 and the transfer of 19 previously wholly-owned properties into the Company’s newly formed joint venture with HSRE during the first quarter 2010.

For the three months ended March 31, 2010, the Company’s top performing markets in terms of revenue growth were Baltimore/Washington, D.C., Boston and New York/Northern New Jersey.  Markets performing below the Company’s portfolio average in revenue growth included Las Vegas, Phoenix and Tampa/St. Petersburg.

Same-Store Property Performance:

For the three months ended March 31, 2010, revenue at the Company’s 246 same-store properties decreased by 1.0% compared to the three months ended March 31, 2009.   This was partially offset by a decrease of 2.1% in the Company’s same-store expenses, resulting in a 0.3% decrease in same-store NOI compared to the three months ended March 31, 2009.  The Company saw improvement in same-store occupancy finishing the quarter at 82.7% compared to 80.9% as of March 31, 2009.

Balance Sheet:

As of March 31, 2010, the Company’s total debt, including notes payable, notes payable to trusts, exchangeable senior notes and lines of credit was $1.2 billion compared to $1.4 billion at December 31, 2009.  The decrease was primarily due to the transfer of $101.0 million of debt to the HSRE joint venture and the repayment of approximately $46.0 million in debt during the quarter.  Additionally, the Company deconsolidated five properties with notes payable balances totaling $21.3 million as the result of adopting new accounting guidance.

The Company’s percentage of fixed rate debt to total debt was 76.7% as of March 31, 2010. The weighted average interest rate on the Company’s debt was 5.6% for fixed-rate debt and 3.3% for variable-rate debt.  The combined weighted average interest rate was 5.1% with a weighted average maturity of approximately six years.   Total cash as of March 31, 2010 was $108.7 million compared to $132.0 million at December 31, 2009.

Development Projects Completed:

The Company completed one development project in Hialeah, Florida for a total cost of approximately $8.9 million.  There are nine development projects remaining to be completed in the Company’s development pipeline with an estimated $42.7 million of funding required for completion.  The Company expects to complete the remainder of these development projects by the second quarter of 2011.

Dividends:

During the quarter, the Company’s Board of Directors declared a cash dividend of $0.10 per share on the common stock of the Company.  The dividend was paid on March 31, 2010 to stockholders of record at the close of business on March 15, 2010.

Harrison Street Joint Venture:

On January 21, 2010, the Company closed a joint venture with an affiliate of HSRE.  HSRE contributed approximately $15.8 million in cash to the joint venture in return for a 50.0% ownership interest.  The Company contributed 19 wholly-owned properties and received approximately $15.8 million in cash and a 50.0% ownership interest in the joint venture.  The joint venture assumed $101.0 million of existing debt which is secured by the properties.  The properties are located in California, Florida, Nevada, Ohio, Pennsylvania, Tennessee, Texas and Virginia.  The Company has deconsolidated the properties.  The Company accounts for its investment in the new joint venture using the equity method.

Outlook:

The Company currently estimates that fully diluted FFO per share for the three months ending June 30, 2010 will be between $0.19 and $0.20 including lease-up dilution and non-cash interest charges related to the Company’s exchangeable senior notes.  For the year ending December 31, 2010, the Company currently estimates that fully-diluted FFO per share will be between $0.78 and $0.84 including lease-up dilution and non-cash interest charges related to the Company’s exchangeable senior notes.  FFO estimates for the year are fully diluted for an estimated average number of shares and Operating Partnership units (“OP units”) outstanding during the year.  The Company’s estimates are forward-looking and based on management’s view of current and future market conditions.

The Company’s actual results may differ materially from these estimates, which include the following annual assumptions:

•      Same-store property revenue growth including tenant reinsurance between (0.5%) and 1.0%.

•      Same-store property expense growth including tenant reinsurance between 0.0% and 2.0%.

•      Same-store property NOI growth including tenant reinsurance between (2.0%) and 1.5%.

•      Net tenant reinsurance income between $16.0 million and $18.0 million.

•                  General and administrative expenses, net of development fees, between $43.0 million and $44.0 million, including non-cash compensation expense of approximately $4.1 million.

•                  Average monthly cash balance of approximately $70.0 million.

•                  Equity in earnings of real estate ventures between $6.0 million and $8.0 million.

•                  Interest expense between $68.0 million and $71.0 million.

•                  Weighted average LIBOR of 0.6%.

•                  Weighted average number of outstanding shares, including OP units, of approximately 91.7 million.

•                  Dilution associated with the Company’s development program of between $9.0 million and $10.0 million.

•                  Dilution associated with the HRSE joint venture of between $2.0 million and $2.2 million.

•                  Taxes associated with the Company’s taxable Real Estate Investment Trust (“REIT”) subsidiary of between $3.8 million and $4.5 million.

•                  Non-cash interest charges associated with exchangeable senior notes of approximately $1.7 million.

Supplemental Financial Information:

Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Click on the “Investor Relations” link at the bottom of the home page, then on “SEC Filings,” then on “Documents” on the left of the page and the document entitled “Financial Supplement.”  This supplemental information provides additional detail on items that include property occupancy and financial performance by portfolio and market, debt maturity schedules and performance and progress of property development.

Conference Call:

The Company will host a conference call at 1:00 p.m. Eastern Time on Tuesday, May 4, 2010 to discuss its financial results.  A live webcast of the conference call will be available online on the Company’s website at www.extraspace.com in the Investor Relations section.  The conference call can also be accessed by dialing 877-407-4018 or 201-689-8471 for international participants.  A replay of the call will be available from 4:00 p.m. Eastern Time on May 4, 2010, until midnight Eastern Time on May 18, 2010.  The replay dial-in numbers are 877-660-6853 or 201-612-7415 for international callers.  To access the telephonic replay, please enter account number 3055 along with the conference ID 349457.

Forward-Looking Statements:

Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements.  There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release.  Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Such factors include, but are not limited to:

•      changes in general economic conditions and in the markets in which we operate;

•                  the effect of competition from new self-storage facilities or other storage alternatives, which could cause rents and occupancy rates to decline;

•                  potential liability for uninsured losses and environmental contamination;

•                  difficulties in our ability to evaluate, finance and integrate acquired and developed properties into our existing operations and to lease up those properties, which could adversely affect our profitability;

•                  the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing REITs, which could increase our expenses and reduce our cash available for distribution;

•                  disruptions in credit and financial markets and resulting difficulties in raising capital at reasonable rates, which could impede our ability to grow;

•                  delays in the development and construction process, which could adversely affect our profitability;

•                  economic uncertainty due to the impact of war or terrorism, which could adversely affect our business plan; and

•                  our ability to attract and retain qualified personnel and management members.

All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Notes to Financial Information:

The Company operates as a self-managed and self-administered REIT. Readers are encouraged to find further detail regarding Extra Space Storage’s organizational structure in its most recent Annual Report on Form 10-K as filed with the SEC.

Definition of FFO:

FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net earnings. Net earnings assume that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses.  The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets.  FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains or losses on sales of operating properties, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements.

For informational purposes, the Company provides FFO as adjusted for the exclusion of gains from early extinguishment of debt, non-recurring write-downs and non-cash interest charges related to ASC 470-20 (formerly FASB Staff Position No. APB 14-1).  Although the Company’s calculation of FFO as adjusted differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance.  The Company believes that by excluding gains from early extinguishment of debt, non-recurring write-downs and non-cash charges related to ASC 470-20 (formerly FASB Staff Position No. APB 14-1), stockholders and potential investors are presented with an indicator of its operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.  FFO as adjusted by the Company should not be considered a replacement of the NAREIT definition of FFO or used as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities, as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities, as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

Definition of Same-Store Properties:

The Company’s same-store properties for the three months ended March 31, 2010 consisted of 246 properties that were wholly-owned and operated and that were stabilized by the first day of each period.  The Company considers a property to be stabilized once it has been open three years or has sustained average square foot occupancy of 80.0% or more for one calendar year.  Same-store results provide information relating to property operations without the effects of acquisitions or completed developments and should not be used as a basis for future same-store performance or for the performance of the Company’s properties as a whole.

About Extra Space Storage Inc.:

At March 31, 2010, the Company operated or had ownership interests in 768 operating properties, 272 of which were wholly-owned and consolidated, three of which were held in joint ventures and consolidated, 368 of which were held in joint ventures and accounted for using the equity method, and 125 of which were managed and in which the Company held no ownership interest.  This compares to March 31, 2009, at which time the Company operated or had ownership interests in 698 operating properties, 280 of which were wholly-owned and consolidated, four of which were held in joint ventures and consolidated, 344 of which were held in joint ventures and accounted for using the equity method, and 70 of which were managed and in which the Company held no ownership interest.  Results for both periods include equity in earnings of real estate joint ventures, management fees and tenant reinsurance.

Extra Space Storage Inc. is a leading owner and operator of self-storage properties headquartered in Salt Lake City, Utah.  The Company owns and/or operates 768 self-storage properties in 33 states and Washington, D.C. The Company’s properties comprise approximately 515,000 units and 55 million square feet of rentable space.

For Information:

Clint Halverson
Extra Space Storage Inc.
(801) 365-4597

— Financial Tables Follow —

Same-Store Property Performance for the Three Months Ended March 31, 2010 — Unaudited

(In thousands, except occupancy and property counts.)

	Three Months Ended March 31,		Percent
	2010	2009	Change
Same-store rental and tenant reinsurance revenues	$54,735	$55,272	(1.0)%
Same-store operating and tenant reinsurance expenses	19,760	20,176	(2.1)%
Same-store net operating income	$34,975	$35,096	(0.3)%

Non same-store rental and tenant reinsurance revenues	$7,300	$8,756	(16.6)%
Non same-store operating and tenant reinsurance expenses	$3,419	$3,952	(13.5)%

Total rental and tenant reinsurance revenues	$62,035	$64,028	(3.1)%
Total operating and tenant reinsurance expenses	$23,179	$24,128	(3.9)%

Same-store square foot occupancy as of quarter end	82.7%	80.9%

Properties included in same-store	246	246

Reconciliation of the Range of Estimated Fully Diluted Net Income Per Share to Estimated Fully Diluted FFO and Fully Diluted FFO Per Share— Adjusted

	For the Three Months Ending June 30, 2010		For the Year Ending December 31, 2010
	Low End	High End	Low End	High End
Net income attributable to common stockholders per diluted share	$0.04	$0.05	$0.16	$0.22
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.02	0.02	0.08	0.08
Fixed component of income allocated to non-controlling interest - Preferred Operating Partnership	(0.02)	(0.02)	(0.06)	(0.06)
Net income for diluted computations	0.04	0.05	0.18	0.24

Adjustments:
Real estate depreciation	0.12	0.12	0.51	0.51
Amortization of intangibles	0.01	0.01	0.01	0.01
Joint venture real estate depreciation and amortization	0.02	0.02	0.08	0.08
Diluted funds from operations per share	$0.19	$0.20	$0.78	$0.84

Extra Space Storage Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	March 31, 2010	December 31, 2009
	(unaudited)
Assets:
Real estate assets:
Net operating real estate assets	$1,842,348	$2,015,432
Real estate under development	33,295	34,427
Net real estate assets	1,875,643	2,049,859

Investments in real estate ventures	146,718	130,449
Cash and cash equivalents	108,740	131,950
Restricted cash	32,962	39,208
Receivables from related parties and affiliated real estate joint ventures	23,004	5,114
Other assets, net	50,395	50,976
Total assets	$2,237,462	$2,407,556

Liabilities, Noncontrolling Interests and Equity:
Notes payable	$936,468	$1,099,593
Notes payable to trusts	119,590	119,590
Exchangeable senior notes	87,663	87,663
Discount on exchangeable senior notes	(3,465)	(3,869)
Lines of credit	100,000	100,000
Accounts payable and accrued expenses	33,898	33,386
Other liabilities	23,001	24,974
Total liabilities	1,297,155	1,461,337

Commitments and contingencies

Equity:
Extra Space Storage Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 87,083,813 and 86,721,841 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	871	867
Paid-in capital	1,138,906	1,138,243
Accumulated other comprehensive deficit	(2,242)	(1,056)
Accumulated deficit	(259,014)	(253,875)
Total Extra Space Storage Inc. stockholders’ equity	878,521	884,179
Noncontrolling interest represented by Preferred Operating Partnership units, net of $100,000 note receivable	29,813	29,886
Noncontrolling interests in Operating Partnership	31,113	31,381
Other noncontrolling interests	860	773
Total noncontrolling interests and equity	940,307	946,219
Total liabilities, noncontrolling interests and equity	$2,237,462	$2,407,556

Extra Space Storage Inc.
Consolidated Statement of Operations — Unaudited
(In thousands, except share data)

	Three Months Ended March 31,
	2010	2009

Revenues:
Property rental	$56,143	$59,409
Management and franchise fees	5,552	5,219
Tenant reinsurance	5,892	4,619
Total revenues	67,587	69,247

Expenses:
Property operations	21,956	22,867
Tenant reinsurance	1,223	1,261
Unrecovered development and acquisition costs	70	82
General and administrative	11,056	10,591
Depreciation and amortization	12,419	12,523
Total expenses	46,724	47,324

Income from operations	20,863	21,923

Interest expense	(17,274)	(15,795)
Non-cash interest expense related to amortization of discount on exchangeable senior notes	(404)	(841)
Interest income	325	532
Interest income on note receivable from Preferred Operating Partnership unit holder	1,213	1,213
Gain on repurchase of exchangeable senior notes	—	22,483
Income before equity in earnings of real estate ventures and income tax expense	4,723	29,515

Equity in earnings of real estate ventures	1,501	1,895
Income tax expense	(1,045)	(648)
Net income	5,179	30,762

Net income allocated to Preferred Operating Partnership noncontrolling interests	(1,479)	(1,806)

Net income allocated to Operating Partnership and other noncontrolling interests	(132)	(1,337)
Net income attributable to common stockholders	$3,568	$27,619

Net income per common share
Basic	$0.04	$0.32
Diluted	$0.04	$0.32

Weighted average number of shares
Basic	86,873,472	85,940,389
Diluted	91,666,076	91,222,295

Cash dividends paid per common share	$0.10	$0.25